Exhibit 99.1

www.pplnewsroom.com

Contact:	For financial analysts - Joe Bergstein, 610-774-5609
For news media - George Biechler, 610-774-5997

PPL Corporation’s Participation at Citigroup Conference
to be Webcast on June 7

ALLENTOWN, Pa. (June 1, 2007) -- James H. Miller, chairman, president and chief executive officer of PPL Corporation (NYSE: PPL), will speak during a panel discussion on the strategic management of commodity exposure Thursday (6/7) at the Citigroup Investment Research Power, Gas and Utilities Conference in Charleston, S.C.
The panel discussion will be available on a live Webcast at 9:30 a.m. EDT that day. Interested parties may access the Webcast through PPL’s Web site, www.pplweb.com. For those who cannot listen to the live Webcast of the discussion, a replay will be accessible until July 9, 2007, on the Web site.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to more than 4 million customers in Pennsylvania, the United Kingdom and Latin America. More information is available at www.pplweb.com.

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